FOR IMMEDIATE RELEASE
                      Contact: Dave Kamp           Jan Jamison
July 15, 2002         916-746-3123                 916-786-8990
                      d.kamp@surewest.com          j.jamison@surewest.com

                SureWest Communications Acquires WINfirst Assets
    U.S. Bankruptcy Court Order Issued Wednesday for $12 Million Acquisition

(Roseville,   California)   -  Integrated   communications   provider   SureWest
Communications (Nasdaq: SURW) announced today that it has completed the acquisition of certain assets of Western Integrated Networks, LLC (WIN), which operated under the "WINfirst" name. The United States Bankruptcy Court for the District of Colorado issued an order on Wednesday authorizing the acquisition for $12 million. SureWest will offer the bundled high-speed Internet, cable TV and telephone services under the SureWest Broadband name.

"The acquisition accelerates SureWest Broadband's residential-market expansion into Sacramento and adds digital cable to our expanding inventory of services," said Brian Strom, President and Chief Executive Officer, SureWest Communications. "We instantly pass 42,000 homes at well below overbuild cost, and are able to expand a service that already has more than five thousand subscribers. Our aim is to become the dominant integrated communications provider in the Sacramento region, and this is an important step forward in that process."

SureWest Communications will host a conference call and simultaneous webcast on Tuesday, July 16, 2002, at 10:00 a.m. EDT to outline its operating strategy for the new service. The live webcast will be available from the Company's corporate website at http://www.surewest.com and via replay shortly after completion of the call. A telephone replay of the conference will also be available a short time afterward by dialing (888) 203-1112 and entering passcode 652687.

WIN spent an estimated $200 million during its initial build-out in Sacramento. The company filed a voluntary petition for reorganization under Chapter 11 of U.S. Bankruptcy Code on March 11, 2002. SureWest signed an Asset Purchase Agreement on June 19 to acquire certain assets of Western Integrated Networks.

Strom further noted: "Even with the substantial capital investment to date, the expansion of the network and operations necessary to gain new customers, like any start-up operation, will require considerable future investment. WINfirst has served customers for only nine months, and we anticipate that during the period of the aggressive development of the network necessary to gain a critical mass of customers, the results from our new venture will have a dilutive effect on the Company's earnings. However, we believe this is a tremendous long-term opportunity to add significantly to the approximate 200,000 customers in the Sacramento region currently receiving one or more services from the SureWest family of companies."

Strom added, "SureWest enjoys a number of advantages versus others that have encountered challenges in deploying these services. We're a financially strong organization with profits, good cash-flow and minimal debt-to-equity ratio. We have been offering facilities-based services in this region for nearly 90 years and have operated a fiber network for more than 20 years, which we will leverage in deploying the new digital video and cable telephony services."

                                     -more-


SureWest Acquires WINfirst- Page Two

Bill DeMuth, Vice President and Chief Technology Officer, a 26-year veteran at SureWest, led SureWest's effort to acquire WIN's assets. According to DeMuth, critical to the acquisition is maintaining continuity with current customers and adding new subscribers in the neighborhoods where service is presently available. These include the Arden/Arcade and Sierra Oaks neighborhoods, along with North and South Natomas and Carmichael.

"With this addition, we leapfrog cable modems to offer integrated broadband connectivity to residents in an area of Sacramento where we're already providing broadband to businesses over fiber," said DeMuth. "A major advantage for customers is that SureWest Broadband can now offer cable television, high-speed Internet and telephone service on a single platform and one bill, and that's efficient and effective for our customers. We also have the capacity to bundle these with other services we currently offer, including wireless."

DeMuth adds that SureWest anticipates that it will retain most of WIN's approximately 150 remaining employees and will evaluate additional needs as the service rolls out to more neighborhoods.

The asset acquisition includes a dedicated fiber coaxial cable network that passes 42,000 homes, plus a network operations center, a call center, video headend (the originating point for television signals), processing and distribution equipment, and the lease on a 180,000 square foot state-of-the-art facility located at McClellan Business Park.

"SureWest's decision to buy these assets is good for Sacramento," said Sacramento Mayor Heather Fargo. "This decision helps retain jobs and provides healthy competition in the Sacramento market."

Current service offerings feature dedicated fiber connection to a home that provides Internet access with up to 10 megabits per second (Mbps) of speed, substantially faster than cable modems, DSL and other high-speed Internet access. Cable television services feature up to 260 channels of digital video programming coupled with interactive television including video on demand. Customers may call 1-888-946-3477 for information or to have questions answered.

"Having SureWest move deeper into the Sacramento market is another step in the right direction for economic development," said Larry Booth, Chairman of the Board, Sacramento Area Commerce Trade Organization (SACTO). "SureWest brings a solid record to the region as a consistent and dependable company committed to both residential and business customer service."

SureWest Broadband plans to expand the service into additional Arden, Natomas, Sierra Oaks and Carmichael neighborhoods by the end of 2004, and into Land Park, Oak Park and Del Paso Heights by 2006.

SureWest Acquires WINfirst- Page Three

About SureWest Communications

SureWest Communications and its family of companies including Roseville Telephone Company, SureWest Wireless, SureWest Broadband, SureWest Internet, SureWest Directories and SureWest Long Distance create value for customers and shareholders through an integrated network of highly reliable advanced communications products and services with unsurpassed customer care. The company's principal operating subsidiary, Roseville Telephone Company, is California's third largest telecommunications company, and has provided telecommunications services for nearly 90 years as the Incumbent Local Exchange Carrier (ILEC) to the communities of Roseville, Citrus Heights, Granite Bay, Antelope and parts of Rocklin. The company, through its Competitive Local Exchange Carrier (CLEC) and subsidiaries, is licensed to provide fiber optics, 39 GHz wireless, PCS wireless, DSL, high-speed Internet access and data
transport.   For   more   information,   visit   the   SureWest   web   site  at
www.surewest.com.

Safe Harbor Statement

Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to: advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in competition in markets in which the company operates, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, pending and future litigation and unanticipated changes in the growth of the company's emerging businesses, including the PCS, Internet and CLEC operating entities.

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